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                                                                    EXHIBIT 10.1

NEWS BULLETIN                                    Stericycle, Inc.
                                                 1419 Lake Cook Road, Ste. 410
From:                                            Deerfield, IL 60015
                                                 Traded: (NASDAQ: SRCL)
FRB

The Financial Relations Board, Inc.

For Further Information

    At the Company:               At the Financial Relations Board:
    Mark Miller, CEO              Bess Gallanis            Kathy Brunson
    General Information           General Information      Analyst Inquiries
    (847) 374-5133                (312) 266-7800           (312) 266-7800


FOR IMMEDIATE RELEASE
MONDAY, DECEMBER 23, 1996


                 STERICYCLE, INC. EXPECTS 50 PERCENT REVENUE INCREASE
            WITH ACQUISITION OF WASTE MANAGEMENT'S MEDICAL WASTE BUSINESS


DEERFIELD, ILLINOIS, DECEMBER 23, 1996 -- Stericycle, Inc. (SRCL:Nasdaq) the second-largest provider of regulated medical waste management services, announced today it acquired the majority of Waste Management, Inc.'s medical waste business, the industry's third-largest participant, for a combination of cash and notes totaling about $11 million. Stericycle management noted that this acquisition represents an important step in executing the company's strategy of aggressively participating in the consolidation of the medical waste services industry.

    "We expect the acquisition to increase our annual revenues by more than $12 million, or 50 percent," said Mark Miller, president and chief executive officer of Stericycle. Stericycle expects to report approximately $24 million in revenues for the year ending December 31, 1996. "From a strategic perspective, this acquisition accelerates our growth potential by extending our geographic reach from about 27 percent of the U.S. population to potentially more than 45 percent of the U.S. population. Expanded service regions include the mid-Atlantic, Ohio Valley, the Southwest and Mountain regions."

    Under the terms of the definitive agreement, Stericycle has acquired from Waste Management the majority of its medical waste business excluding certain treatment assets in Wisconsin. Stericycle paid about $5.5 million in cash and delivered a note for an additional amount of approximately $5.5 million. This is the fifth acquisition the company has made in 1996 and the first acquisition since the company's initial public offering in August in which it raised


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more than $25 million.

    An additional benefit of the acquisition will be a working relationship with Waste Management, providing for future cooperative marketing activities and expanded potential access to Waste Management sites to establish new Stericycle transfer stations and/or processing facilities.

    This acquisition significantly strengthens Stericycle's position as the second-largest provider of regulated medical waste management services. The company's proprietary Electro-Thermal-Deactivation process destroys human pathogens without producing harmful airborne emissions, and permits resource recovery. The company operates on a multi-regional basis. Its services include medical waste collection, transportation, treatment, disposal, reduction and resource recovery.

    From time to time, the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects, acquisition activities and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect operations, performance, development and results of the Company's business include the following: difficulties and delay with respect to the completion of acquisitions; delays and diversion of attention related to compliance with permitting and regulatory authorities; difficulties and delay with respect to marketing and sales activities; and general uncertainties accompanying the expansion into new markets.

             FOR MORE INFORMATION OF STERICYCLE, INC. VIA FACSIMILE AT NO
                     ADDITIONAL COST, SIMPLY DIAL 1-800-PRO-INFO
                           AND ENTER THE COMPANY CODE 272.


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